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                                                                    Exhibit 99.1

CONTACTS:

MEDIA INQUIRIES:                                           INVESTOR INQUIRIES:
---------------                                            -------------------
Amber McCollom             Holly Hagerman                  John Eldrige
F5 Networks                Connect PR for F5 Networks      F5 Networks
206-272-6850               801-373-7888                    206-272-6571
a.mccollom@f5.com          hollyh@connectpr.com            j.eldridge@f5.com



           F5 NETWORKS ACQUIRES ASSETS OF UROAM, INC. FOR $25 MILLION

  Acquisition of industry-leading SSL-VPN technology broadens the scope of the company's secure application traffic management solutions

SEATTLE, JULY 23, 2003--F5 Networks, Inc. (NASDAQ: FFIV), the leading provider of Application Traffic Management solutions, today announced that it has acquired the assets of privately-held uRoam, Inc. a provider of industry-leading remote access solutions using Secure Socket Layer (SSL) Virtual Private Networks
(VPN). The $25 million cash transaction was completed on July 23, 2003. F5 has hired substantially all of uRoam's employees, including core founders, key development and sales personnel.

Under the terms of the deal, F5 has acquired the rights to all of uRoam's technology. uRoam's principal offering is its unique line of FirePass(TM) servers, which enable secure web-based access to any network application from any remote client -- including wireless devices -- with no client set-up and no additions or modifications to the back-end resources being accessed. FirePass servers lead the industry in functionality, stability and scalability, providing secure, web-based user access from more devices to more applications than any other product on the market today. Together with other elements of uRoam's technology, FirePass is a powerful complement to F5's suite of Application Traffic Management products, which already include a number of security features. F5 will continue to develop, sell and support the FirePass product, and over the next 12 - 18 months plans to integrate uRoam's technology into a comprehensive suite of product offerings designed to ensure application security and manageability across the enterprise.

"The acquisition of uRoam is an important step toward our goal of providing unsurpassed security in the reliable delivery of enterprise applications," said John McAdam, F5 president and CEO. "Combined with the ability of our BIG-IP(R) product to provide in-line, deep-packet inspection of content and to interface with other network devices as an enforcement engine
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                                                                    Exhibit 99.1

against intrusion and other security threats, uRoam's technology will enable us to provide the most comprehensive application and user security in the industry. As we integrate uRoam's SSL VPN capabilities with current and future F5 products, we believe we can deliver a cost-effective, easy-to-manage application security solution that will meet the current and future needs of our customers and prospects."

F5 believes the acquisition of uRoam by F5 will be well received by existing uRoam customers; uRoam's largest customer, SAP America, Inc., was upbeat about the acquisition. "It's critical that our sales force and consultants can securely connect to SAP corporate information from any customer location," said John Harford, director of Network Services, SAP America, Inc. "To help us accomplish this, we implemented uRoam's FirePass solution, which currently provides secure connectivity for our remote user population. We welcome the addition of uRoam's technology to F5's current product offering, as it will present businesses like ours with an even deeper and more comprehensive solution set that can help expand company services and increase the number of remote users worldwide."

Skip Glass, former CEO of uRoam, also expressed confidence in F5's ability to leverage the strength of uRoam's technology, "F5's track record, business model and long-term strategy made it an ideal choice in determining how to ensure that the potential of our technology would be realized fully and in ways that are aligned with the future needs of current uRoam customers. Another key factor in our decision was the positive response of our employees to the prospect of joining the F5 team."

Commenting on the financial impact of the uRoam acquisition, Steve Coburn, F5's senior vice president of finance and CFO, said he expects early sales of uRoam's products in September but does not expect revenue from those sales to be material in the current quarter, ending September 30, 2003. For fiscal 2004, he said uRoam's products could generate revenue in the range of $8 million to $12 million.

In a separate release issued today (http://www.f5.com/f5/news/press/), F5 also announced its complete third quarter financial results. Revenue and earnings for the third quarter of fiscal year 2003, ended June 30, 2003, were $29.2 million and $0.05 per share respectively, above management's prior guidance of $27.5 million to $29.0 million and $0.02 to $0.04 per share.
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                                                                    Exhibit 99.1

Further details about the uRoam acquisition will be discussed in the company's regularly scheduled conference call today at 1:30 p.m. PDT. Call-in numbers:
800-547-2439 (US and Canada) and 706-634-1209 (international); conference ID:
1222474. To listen to the webcast, go to http://www.f5.com/f5/ir/calendar.html and click on the webcast image. A slide presentation designed to accompany the discussion of the uRoam acquisition is available for public viewing at http://www.f5.com/f5/news/presentations/f5uroam.ppt.

Merrill Lynch acted as exclusive financial advisor to F5 in connection with this transaction.

ABOUT UROAM

uRoam is a leading provider of web-based remote access solutions that offer the most comprehensive application access from any location. uRoam's FirePass offers individuals and organizations fast, stable, secure access to corporate and desktop data and applications from any Internet browser, without requiring additional software or configuration on the accessing device. FirePass is the only SSL-based access solution offering all the functionality of IPSec VPNs, plus remote control of individual desktop systems. With FirePass, a single, convenient solution gives superior remote access and powerful wireless support for travelers, telecommuters, partners, and remote offices. Founded in 1998, uRoam is a privately held company based in Sunnyvale, California. For more information, visit the uRoam Web site at www.uroam.com.

ABOUT F5 NETWORKS

F5 Networks is the industry leader in Application Traffic Management, enabling enterprises and service providers to optimize any mission-critical application or web service, providing secure and predictable delivery of application traffic in an unpredictable environment. Through F5's unique open iControl(TM) API, third party applications and network devices can take an active role in shaping network traffic, delivering application aware networks that allow customers to direct traffic based on their exact business requirements. Our solutions optimize the availability, security and speed of mission-critical servers and applications, including enterprise applications, web services, mobile IP applications, web publishing, content delivery, e-commerce, caching, firewalls and more. F5's solutions are widely deployed in large enterprises, the top service providers, financial institutions, government agencies, healthcare, and portals throughout the world. The company is headquartered in Seattle, Washington, and has offices throughout North America, Europe, Japan and Asia Pacific. F5 Networks is located on the web at www.f5.com.

FORWARD LOOKING STATEMENTS

Statements in this press release concerning development, sales and support of FirePass, integration of uRoam technologies, providing unsurpassed security in the delivery of enterprise applications, F5's ability to provide the most comprehensive application and user security in the industry, delivery of a cost effective and easy to manage application security solution that meets customer needs, F5's ability to deliver application security that will meet the current and future needs of customers and prospects, the acquisition being well received by customers, alignment with the future needs of current uRoam customers, the contribution of uRoam's products to revenue in the current quarter and for fiscal 2004 and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any
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                                                                    Exhibit 99.1

future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: The successful integration of uRoam's products with F5's products, the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; F5's ability to sustain or develop distribution relationships; F5's ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5's ability to expand in the international markets and the unpredictability of F5's sales cycle. F5 has no duty to update any guidance provided. More information about potential risk factors that could affect F5's business and financial results is included in the Company's annual report on Form 10K for the fiscal year ended September 30, 2002, and other public filings with the Securities and Exchange Commission.

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